Exhibit 10.5
SECOND AMENDMENT
TO
EQUITY OFFICE PROPERTIES TRUST
SHARE APPRECIATION RIGHTS AGREEMENT
     This SECOND AMENDMENT TO SHARE APPRECIATION RIGHTS AGREEMENT (the “Second Amendment”), is entered into this 29th day of June, 2005, between Equity Office Properties Trust, a Maryland real estate investment trust (the “Company”), and Stichting Pensioenfonds voor de Gezondheid, Geestelijke en Maatschappelijke Belangen, a stichting formed according to the laws of the Kingdom of The Netherlands (“PGGM”).
WITNESSETH:
     WHEREAS, the Company and Jan H. W. R. van der Vlist (the “Grantee”) entered into a Share Appreciation Rights Agreement dated September 20, 2004, and having a Deemed Grant Date of June 1, 2004 (the “2004 SARs Agreement”) regarding part of the consideration for Grantee’s service as a Trustee of the Company, and
     WHEREAS, on September 20, 2004, the Grantee transferred all of his rights under the 2004 SARs Agreement and the associated SARs to PGGM, and
     WHEREAS, on May 31, 2005, PGGM and the Company entered into a First Amendment to Share Appreciation Rights Agreement (“First Amendment”) to delay, until June 30, 2005, the vesting of the SARs granted under the 2004 SARs Agreement that were scheduled to vest on June 1, 2005 due to recent amendments in the United States income tax laws that affected the 2004 SARs Agreement in a manner that was not anticipated or bargained for by the parties, and
     WHEREAS, the Company and PGGM now believe it is necessary to further amend the 2004 SARs Agreement in such a manner that it will avoid certain negative tax consequences under United States income tax laws relating to the payment and taxation of deferred compensation;
     NOW, THEREFORE, in consideration of the foregoing, and the promises and mutual covenants set forth in this Second Amendment, the Company and PGGM hereby agree to amend the 2004 SARs Agreement as follows:
     1.     As soon as practicable after the vesting of the Option SARs that are now scheduled to vest on June 30, 2005 and on June 1, 2006, the Company shall deliver a cash payment to PGGM equal to the excess, if any, of the Fair Market Value of a Share on each such date (or such earlier vesting date as provided in the 2004 SARs Agreement)

over the $26.95 exercise price set forth in paragraph 3 of the 2004 SARs Agreement, multiplied by the number of Option SARs vesting.
     2.     As soon as practicable after the vesting of the Restricted SARs that are now scheduled to vest on June 30, 2005 and on June 1 of each of 2006, 2007 and 2008, the Company shall deliver a cash payment to PGGM equal to the Fair Market Value of a Share on each such date (or such earlier vesting date as provided in the 2004 SARs Agreement), multiplied by the number of Restricted SARs vesting.
     3.     The cash payments described in paragraphs 1 and 2 above are in lieu of any other payments (including cash payments in lieu of dividends with respect to the Restricted SARs) that would otherwise be payable with respect to the Option SARs and Restricted SARs referenced in those paragraphs. To the extent that the Company is required to withhold taxes with respect to the payment of the cash amounts described in paragraphs 1 and 2 above, PGGM shall be entitled to satisfy such withholding tax obligations using either of the alternatives set forth in paragraph 7 of the 2004 SARs Agreement.
     4.     Capitalized terms used and not defined in this Second Amendment shall have the same meanings given to such terms in the 2004 SARs Agreement.
     5.     Except as expressly set forth above, the terms and conditions of the 2004 SARs Agreement, as amended by the First Amendment, are hereby reconfirmed and agreed to continue in full force and effect.
     IN WITNESS WHEREOF, each of the undersigned have executed this Second Amendment as of the day and year first written above.

EQUITY OFFICE PROPERTIES TRUST
By:	/s/ Stanley M. Stevens
Stanley M. Stevens
Its:	Executive Vice President

STICHTING PENSIOENFONDS VOOR DE GEZONDHEID, GEESTELIJKE EN MAATSCHAPPELIJKE BELANGEN:
By:	/s/ Jan H. W. R. van der Vlist
Jan H. W. R. van der Vlist
Its:	Director of Structured Investments